Exhibit 10.8.9

MRC Global Inc.

Restricted Stock Unit Award Agreement

(February 2021)

This Restricted Stock Unit Award Agreement (this “Agreement”), is made as of ______, 2021 (the “Grant Date”), between MRC Global Inc., a Delaware corporation (the “Company”), and [__________] (the “Participant”).

1.    Grant of Restricted Stock Units. The Company hereby grants to the Participant an award of _______ Restricted Stock Units (the “Award”). Each Restricted Stock Unit represents the right of the Participant to receive one share of the common stock of the Company (a “Share”), less applicable withholding, following vesting of the Restricted Stock Unit pursuant to Sections 3 and 4. During the period of vesting, the Restricted Stock Units will be evidenced by entries in a bookkeeping ledger account that reflect the number of Restricted Stock Units credited under the Plan for the Participant’s benefit. The Restricted Stock Units shall be subject to the execution and return of this Agreement by the Participant to the Company (including as Section 21 provides). The Award is made under and pursuant to the MRC Global Inc. 2011 Omnibus Incentive Plan (as amended, the “Plan”) which Plan is incorporated in this Agreement by reference, and the Award is subject to Section 9 of the Plan and all the provisions of the Plan. Capitalized terms used in this Agreement without definition shall have the same meanings given such terms in the Plan.

2.    Forfeiture Restrictions; Rights of Participant

2.1.     The Restricted Stock Units may not be sold, transferred, assigned or otherwise disposed of, and may not be pledged or otherwise hypothecated (the “Forfeiture Restrictions”), until vested pursuant to Section 3 or 4.

2.2.     A Participant shall have no voting rights with respect to any Restricted Stock Units or any Shares corresponding to any Restricted Stock Units; provided, that dividends or distributions declared or paid on the Shares corresponding to the Restricted Stock Units by the Company shall be deferred and paid to the Participant at the same time as the Restricted Stock Units in respect of which such dividends or distributions were made, become vested pursuant to this Agreement. If the Restricted Stock Units are forfeited under this Agreement, the deferred dividends or distributions only with respect to the forfeited Restricted Stock Units shall also be forfeited.

3.    Vesting Schedule. So long as the Participant has remained an employee of the Company or any of its Subsidiaries continuously from the Grant Date through the applicable vesting date, the Forfeiture Restrictions shall lapse and the Participant shall become vested in the Award in accordance with the following schedule, subject to Section 4:

Vesting Date	Percentage of Award Vested

First anniversary of Grant Date	34%

Second anniversary of Grant Date	67%

Third anniversary of Grant Date	100%

4.    Certain Vesting. Notwithstanding Section 3 above, the vesting of the Award shall change upon the occurrence of certain events as follows:

4.1.     Death or Disability. Upon the Participant’s Termination by reason of the Participant’s death or Disability at any time on or after the Grant Date and prior to the third anniversary of the Grant Date, the Award will be deemed to be vested with respect to an additional 33% of the Restricted Stock Units.

4.2.     Change in Control. Upon a Change in Control, the Award shall become 100% vested and all Forfeiture Restrictions shall lapse.

4.3.     Retirement. If the Participant’s employment with the Company and its Subsidiaries (the “Company Group”) Terminates and either:

(a)     the Participant is at least 65 years of age, or

(b)     the Participant’s age plus years of service equal to at least 80,

in each case, upon that Termination, the Award shall continue to vest in accordance with the vesting schedule in Section 3 as if the Participant remained employed with the Company and its Subsidiaries so long as the Participant does not engage in a “Prohibited Activity” as defined on Exhibit A. Any Termination described in this Section 4.3 shall in this Agreement be referred to as a “Retirement”. Notwithstanding the foregoing in this Section 4.3, the Participant must remain employed with the Company on or after the first anniversary of the Grant Date for this Section 4.3 to have effect unless the Company waives the one-year period.

5.    Forfeiture

5.1.     Termination of Employment. Any portion of the Award that has not vested as of the day following the date of the Participant’s Termination for any reason other than Retirement, death or Disability shall be forfeited upon the Termination, and all Restricted Stock Units subject to the forfeited portion of the Award shall be cancelled and terminated without payment of consideration therefor, and the Participant shall cease to have any rights with respect to such forfeited Restricted Stock Units.

5.2.     Retirement. In the case of a Termination by reason of Retirement, if the Participant engages in any Prohibited Activity (as defined in Exhibit A) following his Retirement, the non-vested portion of the Award may, in the sole discretion of the Committee, be immediately cancelled without payment of consideration therefor. If the Company receives an allegation of a Prohibited Activity, the Company, in its discretion, may suspend the vesting of the Award for up to three months to permit the investigation of the allegation. If the Company determines that the Participant did not engage in any Prohibited Activities, the Company shall settle the Restricted Stock Units as required under Section 6 with respect to Restricted Stock Units that would have otherwise vested but for the suspension of vesting.

6.    Settlement of the Restricted Stock Units

6.1.     On the date a Restricted Stock Unit becomes vested pursuant to Section 3 or Section 4, the Company shall issue to the Participant one Share, less applicable withholding, in exchange for each vested Restricted Stock Unit, and thereafter the Participant shall have no further rights with respect to such vested Restricted Stock Unit. The Company shall cause such Shares to be issued in book-entry form or to be delivered in the form of a stock certificate to the Participant (or the Participant’s executor, administrator, guardian or other legal representative) in exchange for the Restricted Stock Units awarded under this Agreement, and such Shares shall be transferable by the Participant (except as may be provided under Sections 13, 14 and 15).

6.2.     Dividends.

1.

If prior to the cancellation, termination or forfeiture of all of the Restricted Stock Units the Participant holds any Restricted Stock Units and the Company pays a dividend in cash with respect to its outstanding Shares (a “Cash Dividend”), then the Company will pay to the Participant in cash, an amount equal to the product of (a) the Restricted Stock Units that have not been cancelled, terminated, forfeited or exchanged and (b) the amount of the Cash Dividend paid per Share (the “Dividend Equivalent”). Dividend Equivalents shall be subject to the same restrictions, limitations and conditions applicable to the Restricted Stock Unit for which such Dividend Equivalent was awarded and will be paid in cash at the same time and on the same basis as such Restricted Stock Unit.

2.

If prior to the cancellation, termination or forfeiture of all of the Restricted Stock Units the Participant hold any Restricted Stock Units and the Company pays a dividend in Shares with respect to its outstanding Shares, then the Company will increase the Restricted Stock Units awarded under this Agreement by an amount equal to the product of (a) the Restricted Stock Units that have not been cancelled, terminated, forfeited or exchanged and (b) the number of Shares paid by the Company per Share (collectively, the “Stock Dividend RSUs”). Each Stock Dividend RSU will be subject to the same restrictions, limitations and conditions applicable to the Restricted Stock Unit for which such Stock Dividend RSU was awarded and will be exchanged for Shares at the same time and on the same basis as such Restricted Stock Unit.

7.    Restrictive Covenant. In consideration of the Award that the Company has granted to Participant in this Agreement, Participant agrees not to engage in Prohibited Activity during Participant’s employment with the Company Group and for a period of [CEO: 24][EVP: 18][SVPs: 12][all others: six] months after Participant’s Termination of employment with the Company Group (the “Restricted Period”). If the Participant engages in a Prohibited Activity during the Restricted Period, the Company or its appropriate Subsidiaries may seek an injunction from a court of competent jurisdiction to prevent Participant from engaging in the Prohibited Activity during the Restricted Period without the necessity of posting bond or other security to obtain the injunction. Both the Company and the Participant agree that monetary damages alone are an insufficient remedy for breach of the foregoing covenant. The Company or its appropriate Subsidiaries may seek monetary damages in addition to an injunction, and the covenant in favor of the Company Group in this Agreement is in addition to, and not in lieu of, any similar covenants that Participant may have entered into in favor of any member of the Company Group in any employment or other agreement. To the extent that a court of competent jurisdiction rules that the restrictions in the foregoing covenant are too broad, these restrictions shall be interpreted and construed in the broadest possible manner to provide the Company Group the broadest possible protection, including (without limitation) with respect to geographic coverage, activities of the Company Group’s businesses and time of applicability of the restrictions.

8.    No Right to Continued Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or its Subsidiaries to Terminate the Participant’s employment, nor confer upon the Participant any right to continuance of employment by the Company or any of its Subsidiaries or continuance of service as a Board member.

9.    Withholding of Taxes. To the extent that the vesting of the Restricted Stock Units or a distribution under the Agreement results in income to the Participant for any income, employment or other tax purposes with respect to which the Company Group has a withholding obligation, the Participant (or the Participant’s estate) shall be required to pay to the Company (or any Affiliate that employs the Participant) at such time required under applicable law, and the Company (or any Affiliate that employs the Participant) shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of such Award, or any payment or transfer under, or with respect to, such Award, and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment or withholding of such withholding taxes. The Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold from a Share payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the withholding amount. The Participant shall be solely responsible for the payment of all taxes relating to the payment or provision of any amounts or benefits under this Agreement.

10.  Modification of Agreement. This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto, except as otherwise permitted under the Plan.

11.  Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

12.  Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the jurisdiction set forth in the Plan, without giving effect to the conflicts of laws principles of such jurisdiction. Notwithstanding any other provision of this Agreement, if the Participant is subject to income taxation in the United States and is a “specified employee” (within the meaning of Section 409A of the U.S. Internal Revenue Code) and an excise tax would be applicable under this Agreement pursuant to Section 409A, no payments shall be made pursuant to this Award due to a “separation from service” (within the meaning of such Section 409A) for any reason before the date that is six months after the date on which the Participant incurs such separation from service.

13.  Securities Laws. Upon the acquisition of any Shares pursuant to the lapse of restrictions provided for under this Agreement, the Participant will make written representations, warranties and agreements as the Committee may reasonably request to comply with applicable securities laws or with this Agreement.

14.  Legend on Certificates. The certificates representing any Shares acquired pursuant to this Award may be subject to such stop transfer orders and other restrictions as the Committee, in its discretion, may deem advisable under the Plan or under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange unless an exemption to such registration or qualification is available and satisfied. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.  Underwriter Lockup Agreement.     In the event of any underwritten public offering of securities by the Company, the Participant agrees to the extent requested in writing by a managing underwriter, if any, not to sell, transfer or otherwise dispose of any Shares acquired pursuant to this Award (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 180 days or such shorter period as such managing underwriter may permit.

16.  Successors in Interest. This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Participant’s legal representatives. All obligations imposed upon the Participant and all rights granted to the Company under this Agreement shall be binding upon the Participant’s heirs, executors, administrators and successors.

17.  Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made under this Agreement shall be final, binding and conclusive on the Participant, the Participant’s heirs, executors, administrators and successors, and the Company and its Subsidiaries for all purposes. By accepting the grant pursuant to this Agreement, the Participant confirms that Participant is subject to the policies of Participant’s employing company within the Company Group (except as may be specifically modified in an employment agreement), including (without limitation) any policy requiring mandatory arbitration of employment disputes and the grant pursuant to this Agreement is further consideration of those policies.

18.  Non-Transferability. Subject to the terms of the Plan, no rights under this Agreement shall be transferable otherwise than by will, the laws of descent and distribution, and, except to the extent otherwise provided in this Agreement, the rights and the benefits of the Agreement may be exercised and received, respectively, during the lifetime of the Participant only by the Participant or by the Participant’s executor, administrator, guardian or other legal representative.

19.  Entire Agreement. This Agreement constitutes the entire understanding between the Participant and the Company and its Subsidiaries with respect to the Award, and supersedes all other agreements, whether written or oral, with respect to the Award.

20.  Headings; References. The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. Unless the contest clearly requires to the contrary, references in this Agreement to Sections mean the sections of this Agreement; references to the singular include the plural, and vice versa; and references to Awards, Shares and Restricted Stock Units mean the Awards, Shares and Restricted Stock Units subject to this Agreement.

21.     Counterparts and Electronic Administration. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement. This Agreement may be signed by indicating assent to be bound by this Agreement through an electronic trading system that the Company establishes or sponsors rather than a physical signature.

MRC Global Inc.

By:
Name:
Title:

Participant

By:
Name:
Title:

Exhibit A

Non-Competition and Non-Solicitation

 A “Prohibited Activity” shall be deemed to have occurred, if the Participant:

(i) divulges any non-public, confidential or proprietary information of the Company or of its past or present subsidiaries (collectively, the “Company Group”), but excluding information that:

(a) becomes generally available to the public other than as a result of the Participant’s public use, disclosure, or fault,

(b) becomes available to the Participant on a non-confidential basis after the Participant’s employment termination date from a source other than a member of the Company Group prior to the public use or disclosure by the Participant; provided that the source is not bound by a confidentiality agreement or otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation,

(c) is independently developed, discovered or arrived at by the Participant without using any of the information from the Company Group, or

(d) is disclosed by the Participant pursuant to a requirement of law, court order or legal, governmental, judicial, regulatory or similar process, or

(ii) directly or indirectly, consults with, becomes a director, officer or partner of, conducts, participates or engages in, or becomes employed by, any business that is competitive with the business of any current member of the Company Group, wherever from time to time conducted throughout the world, including situations where the Participant solicits or participates in or assists in any way in the solicitation or recruitment, directly or indirectly, of any employees of any current member of the Company Group. For the avoidance of doubt, businesses that compete with the Company’s business include (without limitation) the distribution business to the energy industry of NOW Inc., Lockwood, the Sunbelt and Southwest Stainless businesses of Floworks, Russell Metals, the Ferguson division of Wolseley, Van Leeuwen and the distribution businesses of Marubeni and Sumitomo and their successors.

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